Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report, each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1. The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 30, 2012

By:	/s/ Raj K. Gupta
Raj K. Gupta
Chief Executive Officer
(principal executive officer)

Dated: April 30, 2012

By:	/s/ Jeffrey A. Valenty
Jeffrey A. Valenty
Chief Financial Officer
(principal financial officer)

In accordance with the rules and regulations of the Securities and Exchange Commission, the following certification shall not be deemed to be filed with the Commission under the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this Annual Report of FlatWorld Acquisition Corp. (the “Company”) on Form 20-F as filed with the Commission on the date hereof (the “Annual Report”), into any other document filed with the Commission by the Company.